EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Peoples Financial Services Corp.

Scranton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216321) of Peoples Financial Services Corp. of our reports dated March 16, 2017, relating to the consolidated financial statements, and the effectiveness of Peoples Financial Services Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

March 16, 2017